News Release

Unisys Announces Second-Quarter 2017 Financial Results and Reaffirms Full-Year Financial Guidance

Full-Year Guidance

•	Unisys reaffirms full-year 2017 guidance for revenue of $2.65-2.75 billion, non-GAAP operating profit margin of 7.25-8.25 percent and adjusted free cash flow of $130-170 million
1H 17

•	Services gross margin up 70 basis points year over year, Services operating profit margin up 20 basis points year over year

•	Services segment revenue decline of 4 percent year over year, an improvement of 300 basis points versus rate in prior-year period (3 percent year-over-year decline in constant currency(2))

•	Total revenue of $1,331 million, a 6 percent decline year over year (5 percent decline year over year in constant currency)

•	Operating profit margin of (2) percent; Non-GAAP operating profit(4) margin of 5 percent

•	New business TCV(1) up 65 percent year over year
2Q 17

•	Total revenue of $666 million, versus $749 million in the prior-year period, impacted in part as expected by lower Technology revenues year over year

•	Operating profit margin of (4) percent; Non-GAAP operating profit margin of 4 percent

•	New business TCV up 74 percent year over year

•	Services backlog relatively flat sequentially at $3.7 billion

•	Successfully closed $440 million Senior Secured Notes offering

BLUE BELL, Pa., August 1, 2017 - Unisys Corporation (NYSE: UIS) today reported second-quarter and first-half 2017 financial results. The company’s Services segment saw year-to-date gross and operating margin expansion of 70 basis points and 20 basis points, respectively, year over year.

Services revenue for the first half was down 4 percent year over year (3 percent on a constant-currency basis), an improvement of 300 basis points versus the prior-year period. Total TCV, which includes renewals and extensions that can vary period to period, was down 12 percent year over year for the first half. However, excluding U.S. Federal (which faced a difficult year-over-year comparison due to a large renewal in the second quarter 2016) TCV was up 7 percent year over year for the first half. New business TCV was up 65 percent year over year for the first half. For the second quarter 2017, total TCV was down 31 percent year over year, impacted by the U.S. Federal renewal and Technology renewal timing. Excluding these impacts, TCV was up 5 percent year over year in the second quarter. New business TCV was up 74 percent year over year in the second quarter. The entirety of the year-over-year decline in U.S. Federal TCV for the first half was due to a single large renewal in the prior-year period, which also was almost entirely responsible for the year-over-year decline in the second quarter 2017 U.S. Federal TCV. Services backlog was roughly flat sequentially at $3.7 billion.

“For our first half, our results continued to indicate progress against our key strategic and financial goals,” said Unisys President and CEO Peter Altabef. “While we saw some year-over-year variability during the second quarter, in part due to a very difficult compare for our Technology segment, we continue to see improvement in our go-to-market efforts.”

Summary of First-Half 2017 Business Results
Company:
As expected, results for the second quarter and first half of 2017 were impacted in part by a difficult year-over-year comparison in the second quarter 2017 in the Technology segment. That segment saw growth of 31 percent in the second quarter 2016, and was down 32 percent in the second quarter 2017, which impacted total company revenue and margin year-over-year compares, both for the second quarter and first half.

Revenue year to date of $1,331 million was down 6 percent versus the first half 2016, down 5 percent year over year on a constant-currency basis. First-half 2017 operating profit margin was (2) percent, which includes cost-reduction and other charges and pension expense, relative to 2 percent in the prior-year period. Non-GAAP operating profit margin was 5 percent, versus 7 percent in the first half 2016. Both revenue and margin year-over-year comparisons were impacted by the difficult second quarter Technology compare.

Net loss attributable to Unisys Corporation common shareholders for the first half was $75 million, relative to a loss of $18 million in the prior-year period. Adjusted EBITDA(5) for the first half was $150 million, versus $184 million in the first half of 2016. Adjusted EBITDA margin for the first half was 11 percent, relative to 13 percent in the prior-year period.

In the first half 2017, operating cash flow was $ (90) million, relative to $57 million in the prior-year period. The company saw free cash flow(3) of $(172) million year to date, versus $(13) million in the first half of 2016. Adjusted free cash flow(6) year to date was $(72) million versus $90 million in the prior-year period. Reductions in cash flow year over year were largely due to payment timing, including related to technology invoices sent at the end of the second quarter 2017 which are expected to be collected in early third quarter 2017 (including a $35 million invoice related to a single contract that was signed and expected to be collected in the second quarter 2017 but was received in the first week of July), in addition to the lower operating profit noted above.

At June 30, 2017, the company had $571 million in cash and cash equivalents.

Services:

Services revenue, which represented 87 percent of first-half total revenue, declined at a more modest rate than during the prior-year period, with a decline of 4 percent year over year as reported (a 300 basis point improvement relative to the prior year) and a decline of 3 percent in constant currency to $1,160 million for the first half of 2017. Services backlog ended the first half at $3.7 billion, relatively flat sequentially. Services gross margin was up 70 basis points year to date versus the first half 2016 to 16 percent. Services operating profit margin was up 20 basis points to 2 percent. Margins in the Services segment were helped by a particularly profitable transaction in the first quarter, as previously disclosed.

Technology:

Technology year-to-date revenue, which represented 13 percent of total first-half revenue, was down 18 percent year over year to $171 million, down 17 percent in constant currency. Technology gross margin for the first half was 53 percent, versus 60 percent in the prior-year period, and Technology operating profit margin was 26 percent, relative to 37 percent in the prior-year period. These comparisons were impacted by the difficult second-quarter comparison for this segment, as mentioned above.

Summary of Second-Quarter 2017 Business Results
Company:

Revenue for the second quarter of $666 million was down 11 percent relative to the second quarter 2016, down 10 percent year over year on a constant-currency basis. Second-quarter 2017 operating profit margin was (4) percent, which includes cost-reduction and other charges and pension expense, versus 7 percent in the prior-year period. Non-GAAP operating profit margin was 4 percent, versus 11 percent in the second quarter 2016. Both revenue and margin comparisons were impacted by the difficult year-over-year comparison in the Technology segment for the quarter.

Net loss attributable to Unisys Corporation common shareholders for the quarter was $42 million, relative to earnings of $22 million in the prior-year period. Adjusted EBITDA for the quarter was $66 million, relative to $124 million in the second quarter 2016. Adjusted EBITDA margin for the quarter was 10 percent, versus 17 percent in the prior-year period.

In the second quarter 2017, operating cash flow was $(49) million, versus $31 million in the second quarter 2016. The company saw free cash flow of $(96) million for the quarter, relative to $(3) million in the prior-year period. Adjusted free cash flow for the quarter was $(46) million, versus $51 million in the second quarter last year. Reductions in cash flow year over year were largely due to the timing of payments, in addition to the lower operating profit, both noted above.

During the second quarter, the company successfully closed a $440 million Senior Secured Notes offering, the net proceeds of which are reflected in the closing cash balance for the quarter.

Services:

Services revenue, which represented 86 percent of second-quarter total revenue, declined by 6 percent as reported and 5 percent in constant currency to $575 million. Services gross margin was 14 percent versus 17 percent in the second quarter 2016, in part due to ongoing investments in the Services business, consistent with our go-to-market strategy. Services operating profit margin was (2) percent, versus 2 percent in the prior-year period.

Technology:

Technology revenue, which represented 14 percent of total revenue, was down 32 percent year over year to $91 million, down 30 percent in constant currency. Technology revenue was up 31 percent year over year in the second quarter of 2016, creating a very difficult compare. Technology gross margin was 59 percent, versus 67 percent in the prior-year period. Technology operating profit margin was 36 percent, relative to 48 percent in the prior-year period. Both gross and operating profit margin for Technology were impacted by lower revenues, given the fixed-cost nature of the business.

Continued Execution on Business Strategy
The company in the second quarter entered into several key contracts in each of its sectors:

•	U.S. Federal: Unisys signed a contract with a U.S. government agency to provide a biometrics-based identity and access management solution critical to the agency’s operations.

•
Public: Unisys signed a contract with The California State University (CSU) -- the largest four-year university system in the U.S. -- for an analytics-based hybrid-cloud solution to transform system-wide delivery of educational and administrative services to over half a million CSU students, faculty and staff.

•	Commercial: Unisys expanded its long-standing relationship with Starbucks, signing new multi-year agreements for infrastructure and end user support services in both Europe and China.

•
Financial Services: Signed an agreement with a leading European private-banking institution to implement cloud-based Unisys ClearPath Forward® software supporting the bank’s digital transformation and omni-channel banking initiatives.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts including option years and without regard for cancellation. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts required for reinvestment.

(4) Non-GAAP operating profit - The company recorded pretax pension expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(6) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments and is more indicative of its on-going operations. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

(7) Non-GAAP diluted earnings per share - The company has recorded pension expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

About Unisys
Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, financial services and commercial markets. Unisys offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0801/9526

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Services	$574.8	$613.8	$1,160.1	$1,208.9
Technology	91.4	135.1	170.6	206.8
	666.2	748.9	1,330.7	1,415.7
Costs and expenses
Cost of revenue:
Services	526.7	529.1	1,031.2	1,062.8
Technology	37.0	41.5	76.8	76.1
	563.7	570.6	1,108.0	1,138.9
Selling, general and administrative	114.2	115.7	223.3	225.8
Research and development	13.1	13.1	26.9	29.1
	691.0	699.4	1,358.2	1,393.8
Operating profit (loss)	(24.8)	49.5	(27.5)	21.9
Interest expense	14.3	7.8	20.0	12.2
Other income (expense), net	(3.2)	2.6	(11.6)	1.4
Income (loss) before income taxes	(42.3)	44.3	(59.1)	11.1
Provision (benefit) for income taxes	(3.8)	18.8	9.1	24.3
Consolidated net income (loss)	(38.5)	25.5	(68.2)	(13.2)
Net income attributable to noncontrolling interests	3.5	3.9	6.5	5.1
Net income (loss) attributable to Unisys Corporation common shareholders	$(42.0)	$21.6	$(74.7)	$(18.3)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.83)	$0.43	$(1.48)	$(0.37)
Diluted	$(0.83)	$0.36	$(1.48)	$(0.37)
Shares used in the per share computations (in thousands):
Basic	50,437	50,069	50,346	50,036
Diluted	50,437	71,786	50,346	50,036

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended June 30, 2017
Customer revenue	$666.2		$574.8	$91.4
Intersegment		$(5.4)	—	5.4
Total revenue	$666.2	$(5.4)	$574.8	$96.8
Gross profit percent	15.4%		14.1%	58.8%
Operating profit (loss) percent	(3.7)%		(1.6)%	35.5%
Three Months Ended June 30, 2016
Customer revenue	$748.9		$613.8	$135.1
Intersegment		$(5.9)	—	5.9
Total revenue	$748.9	$(5.9)	$613.8	$141.0
Gross profit percent	23.8%		16.8%	66.9%
Operating profit percent	6.6%		2.1%	48.0%

	Total	Eliminations	Services	Technology
Six Months Ended June 30, 2017
Customer revenue	$1,330.7		$1,160.1	$170.6
Intersegment		$(10.7)	—	10.7
Total revenue	$1,330.7	$(10.7)	$1,160.1	$181.3
Gross profit percent	16.7%		16.2%	53.1%
Operating profit (loss) percent	(2.1)%		1.5%	26.1%
Six Months Ended June 30, 2016
Customer revenue	$1,415.7		$1,208.9	$206.8
Intersegment		$(11.5)	—	11.5
Total revenue	$1,415.7	$(11.5)	$1,208.9	$218.3
Gross profit percent	19.6%		15.5%	60.4%
Operating profit percent	1.5%		1.4%	37.4%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$571.1	$370.6
Accounts and notes receivable, net	573.9	505.8
Inventories:
Parts and finished equipment	17.1	14.0
Work in process and materials	15.3	15.0
Prepaid expenses and other current assets	135.1	121.9
Total	1,312.5	1,027.3
Properties	908.9	886.6
Less-Accumulated depreciation and amortization	757.5	741.3
Properties, net	151.4	145.3
Outsourcing assets, net	178.1	172.5
Marketable software, net	134.0	137.0
Prepaid postretirement assets	42.6	33.3
Deferred income taxes	149.9	146.1
Goodwill	180.0	178.6
Restricted cash	19.1	30.5	*
Other long-term assets	151.3	151.0	*
Total	$2,318.9	$2,021.6
Liabilities and deficit
Current liabilities
Current maturities of long-term-debt	$11.3	$106.0
Accounts payable	199.0	189.0
Deferred revenue	346.6	337.4
Other accrued liabilities	329.1	349.2
Total	886.0	981.6
Long-term debt	629.8	194.0
Long-term postretirement liabilities	2,230.3	2,292.6
Long-term deferred revenue	116.3	117.6
Other long-term liabilities	86.6	83.2
Commitments and contingencies
Total deficit	(1,630.1)	(1,647.4)
Total	$2,318.9	$2,021.6

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Consolidated net loss	$(68.2)	$(13.2)
Adjustments to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction losses	5.1	0.4
Non-cash interest expense	4.4	2.8
Loss on debt extinguishment	1.5	—
Employee stock compensation	6.2	5.3
Depreciation and amortization of properties	19.8	19.3
Depreciation and amortization of outsourcing assets	26.3	25.7
Amortization of marketable software	31.8	32.4
Other non-cash operating activities	2.5	1.0
Loss on disposal of capital assets	4.2	1.6
Pension contributions	(71.2)	(64.1)
Pension expense	45.8	41.8
Increase in deferred income taxes, net	(0.4)	(9.7)
Changes in operating assets and liabilities
(Increase) decrease in receivables, net	(57.4)	24.9
(Increase) decrease in inventories	(2.6)	5.8
Decrease in accounts payable and other accrued liabilities	(28.3)	(35.6)	*
(Decrease) increase in other liabilities	(8.6)	12.3
(Increase) decrease in other assets	(1.1)	6.2	*
Net cash (used for) provided by operating activities	(90.2)	56.9	*
Cash flows from investing activities
Proceeds from investments	2,502.0	2,236.8
Purchases of investments	(2,487.1)	(2,238.0)
Investment in marketable software	(28.8)	(30.2)
Capital additions of properties	(15.9)	(11.0)
Capital additions of outsourcing assets	(36.9)	(28.8)
Other	(0.3)	(0.2)	*
Net cash used for investing activities	(67.0)	(71.4)	*
Cash flows from financing activities
Proceeds from issuance of long-term debt	445.0	213.5
Payments for capped call transactions	—	(27.3)
Issuance costs relating to long-term debt	(11.7)	(7.3)
Payments of long-term debt	(97.7)	(1.3)
Payments of short-term borrowings	—	(65.8)
Other	(2.1)	(0.4)	*
Net cash provided by financing activities	333.5	111.4	*
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12.8	0.1	*
Increase in cash, cash equivalents and restricted cash	189.1	97.0	*
Cash, cash equivalents and restricted cash, beginning of period	401.1	396.8	*
Cash, cash equivalents and restricted cash, end of period	$590.2	$493.8	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2017	2016	2017	2016
	GAAP net income (loss) attributable to Unisys Corporation common shareholders	$(42.0)	$21.6	$(74.7)	$(18.3)

Cost reduction and other expense:	pretax	29.0	10.2	54.4	37.1
	tax (benefit) provision	(8.5)	0.1	(9.0)	(2.1)
	net of tax	20.5	10.3	45.4	35.0

Pension expense:	pretax	21.3	21.5	45.8	41.8
	tax provision	1.6	0.3	1.8	0.6
	net of tax	22.9	21.8	47.6	42.4

	Non-GAAP net income attributable to Unisys Corporation common shareholders	1.4	53.7	18.3	59.1

	Add interest expense on convertible notes	—	4.5	—	5.2

	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$1.4	$58.2	$18.3	$64.3

	Weighted average shares (thousands)	50,437	50,069	50,346	50,036

Plus incremental shares from assumed conversion:
	Employee stock plans	295	167	341	150
	Convertible notes	—	21,550	—	12,593

	Non-GAAP adjusted weighted average shares	50,732	71,786	50,687	62,779

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$(42.0)	$26.1	$(74.7)	$(18.3)

	Divided by adjusted weighted average shares	50,437	71,786	50,346	50,036

	GAAP diluted earnings (loss) per share	$(0.83)	$0.36	$(1.48)	$(0.37)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$1.4	$58.2	$18.3	$64.3

Divided by Non-GAAP adjusted weighted average shares		50,732	71,786	50,687	62,779

Non-GAAP diluted earnings (loss) per share		$0.03	$0.81	$0.36	$1.02

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
GAAP operating profit (loss)	$(24.8)	$49.5	$(27.5)	$21.9
Cost reduction and other expense	27.8	10.2	47.9	37.1
FAS87 pension expense	21.3	21.5	45.8	41.8
Non-GAAP operating profit	$24.3	$81.2	$66.2	$100.8

Customer revenue	$666.2	$748.9	$1,330.7	$1,415.7
GAAP operating profit (loss) %	(3.7)%	6.6%	(2.1)%	1.5%
Non-GAAP operating profit %	3.6%	10.8%	5.0%	7.1%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Cash (used for) provided by operations	$(49.2)	$31.0	$(90.2)	$56.9
Additions to marketable software	(15.0)	(15.9)	(28.8)	(30.2)
Additions to properties	(7.4)	(4.4)	(15.9)	(11.0)
Additions to outsourcing assets	(24.0)	(13.7)	(36.9)	(28.8)
Free cash flow	(95.6)	(3.0)	(171.8)	(13.1)
Pension funding	42.3	32.5	71.2	64.1
Cost reduction and other payments	7.6	21.2	28.8	39.2
Adjusted free cash flow	$(45.7)	$50.7	$(71.8)	$90.2

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Unisys Corporation common shareholders	$(42.0)	$21.6	$(74.7)	$(18.3)
Net income attributable to noncontrolling interests	3.5	3.9	6.5	5.1
Interest expense, net of interest income of $2.2, $3.1, $4.6, $5.6, respectively*	12.1	4.7	15.4	6.6
(Benefit) provision for income taxes	(3.8)	18.8	9.1	24.3
Depreciation	23.1	24.3	46.1	45.0
Amortization	16.1	16.0	31.8	32.4
EBITDA	$9.0	$89.3	$34.2	$95.1

Pension expense	21.3	21.5	45.8	41.8
Cost reduction and other expense	29.0	10.2	54.4	37.1
Non-cash share based expense	2.5	2.1	6.2	5.3
Other (income) expense adjustment**	4.1	0.5	9.6	4.2
Adjusted EBITDA	$65.9	$123.6	$150.2	$183.5

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Other (income) expense, net as reported on the Consolidated Statements of Income less Interest income and items included in cost reduction and other expense